CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Financial Highlights” in each Prospectus dated June 1, 2010 for Invesco Van Kampen Real Estate Securities Fund, Invesco Van Kampen Limited Duration Fund, and Invesco Van Kampen Government Securities Fund, that are incorporated by reference in the Proxy Statements/Prospectuses in the Registration Statement of AIM Investment Securities Funds (Invesco Investment Securities Funds) on Form N-14.
We also consent to the use of our reports dated February 19, 2010 for Van Kampen Real Estate Securities Fund and Van Kampen Limited Duration Fund, and November 20, 2009 for Van Kampen Government Securities Fund, that are incorporated by reference in the Statement of Additional Information in the Registration Statement of AIM Investment Securities Funds (Invesco Investment Securities Funds) on Form N-14.
We also consent to the reference to our firm as predecessor fund’s auditor under the caption “Independent Registered Public Accounting Firm” and to the incorporation by reference of our reports dated February 19, 2010 for Van Kampen Real Estate Securities Fund and Van Kampen Limited Duration Fund, and November 20, 2009 for Van Kampen Government Securities Fund, in the Statements of Additional Information dated June 1, 2010 with respect to Invesco Van Kampen Limited Duration Fund and Invesco Van Kampen Government Securities Fund of AIM Investment Securities Funds (Invesco Investment Securities Funds) and July 28, 2010 with respect to Invesco Van Kampen Real Estate Securities Fund of AIM Growth Series (Invesco Growth Series), that are incorporated by reference in the Statement of Additional Information in the Registration Statement of AIM Investment Securities Funds (Invesco Investment Securities Funds) on Form N-14.
/s/ ERNST & YOUNG LLP
Chicago, Illinois
November 18, 2010